Exhibit 99.10

                          May 14, 1998




Board of Directors
The First Jermyn Corp.
345 Washington Ave.
Jermyn, Pennsylvania  18433


     I hereby consent to serve on the Board of Directors of The First Jermyn Corp. ("First Jermyn") following the merger of First Jermyn and Upper Valley Bancorp, Inc. and to the reference in the Registration Statement (File No. 333-49391) filed on April 3, 1998, stating that I will serve as such director pursuant to the terms therein.


                              /s/ Norman Woodworth
                              Norman Woodworth